Exhibit 99.1

TKO Announces $1 Billion in Share Repurchases

Including $800 Million Accelerated Share Repurchase and Up to $200 Million 10b5-1 Trading Plan

New York, NY (March 10, 2026)—TKO Group Holdings, Inc. (NYSE: TKO) (“TKO” or the “Company”), a premium sports and entertainment company, today announced that it has entered into an accelerated share repurchase agreement (the “ASR Agreement”) to repurchase $800 million of its outstanding Class A common stock. The Company also announced that it has entered into a 10b5-1 trading plan for the repurchase of up to $200 million of its outstanding Class A common stock (the “10b5-1 Plan”).

Repurchases under the ASR Agreement and the 10b5-1 Plan are being completed under TKO’s previously announced $2.0 billion share repurchase authorization.

“Our plan to repurchase $1 billion of additional shares reflects our continued confidence in TKO’s business and long-term prospects,” said Mark Shapiro, President and COO, TKO. “This next phase of repurchases will all but satisfy our $2 billion share repurchase authorization and reinforce our commitment to a robust capital return program. We remain focused on disciplined capital deployment, high-quality execution, and delivering meaningful value for our shareholders.”

Under the ASR Agreement, on March 11, 2026, the Company will pay $800 million to Morgan Stanley & Co. LLC and expects to receive an initial delivery of 3,136,179 shares of Class A common stock. The total number of shares to be repurchased pursuant to the ASR Agreement will be based on the volume-weighted average price of Class A common stock on specified dates during the term of the ASR Agreement. Transactions under the ASR Agreement are expected to be completed in June 2026.

Repurchases contemplated under the 10b5-1 Plan are to commence once transactions under the ASR Agreement are completed.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. TKO intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements in this press release that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements regarding transactions under the ASR Agreement and the expected completion of repurchases thereunder and transactions under the 10b5-1 Plan and the expected amount and commencement of repurchases thereunder. The words “believe,” “may,” “will,” “estimate,” “potential,” “continue,” “anticipate,” “intend,” “expect,” “could,” “would,” “project,” “plan,”

“target,” and similar expressions are intended to identify forward-looking statements, though not all forward-looking statements use these words or expressions. These forward-looking statements are based on management’s current expectations. These statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to those factors discussed in Part I, Item 1A “Risk Factors” in TKO’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, as any such factors may be updated from time to time in the Company’s other filings with the SEC, which are accessible on the SEC’s website at www.sec.gov and TKO’s Investor Relations site at investor.tkogrp.com. Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, TKO undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

About TKO

TKO Group Holdings, Inc. (NYSE: TKO) is a premium sports and entertainment company. TKO’s businesses include UFC, the world’s premier mixed martial arts organization; WWE, the global leader in sports entertainment; PBR, the world’s premier bull riding organization; and its joint venture Zuffa Boxing, a professional boxing promotion. Together, these properties reach more than 1 billion households across 210 countries and territories and organize more than 500 live events year-round, attracting more than three million fans. TKO also services and partners with major sports rights holders through IMG, an industry-leading global sports marketing agency; and On Location, a global leader in premium experiential hospitality.

Website Disclosure

Investors and others should note that TKO announces material financial and operational information to its investors using press releases, SEC filings and public conference calls and webcasts, as well as its Investor Relations site at investor.tkogrp.com. TKO may also use its website as a distribution channel of material information about the Company. In addition, you may automatically receive email alerts and other information about TKO when you enroll your email address by visiting the “Investor Email Alerts” option under the Resources tab on investor.tkogrp.com.

Investors:

Seth Zaslow

646-558-8387

szaslow@tkogrp.com

Press:

press@tkogrp.com